Exhibit 99.1





                             ITI TECHNOLOGIES, INC.

                     NONEMPLOYEE DIRECTOR STOCK OPTION PLAN


I.          PURPOSE

            The ITI Technologies, Inc. Nonemployee Director Stock Option Plan (the "Plan") provides for the grant of Stock Options to Nonemployee Directors of ITI Technologies, Inc. (the "Company") in order to advance the interests of the Company through the motivation, attraction and retention of its Nonemployee Directors.

II.         NON-INCENTIVE STOCK OPTIONS

            The Stock Options granted under the Plan shall be nonstatutory stock options ("NSOs") which are intended to be options that do not qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

III.        ADMINISTRATION

            3.1 Committee. The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee of two or more directors (the "Committee"), the members of which shall be selected by the Board. The Committee or the Board, as the case may be, shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and any Stock Option granted thereunder, and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code or in order to conform to any regulation or to any change in any law or regulation applicable thereto. The Board may reserve to itself any of the authority granted to the Committee as set forth herein, and it may perform and discharge all of the functions and responsibilities of the Committee at any time that a duly constituted Committee is not appointed and serving. All references in this Plan to the "Committee" shall be deemed to refer to the Board whenever the Board is discharging the powers and responsibilities of the Committee.

            3.2 Actions of Committee. All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

IV.         DEFINITIONS

            4.1 "Stock Option." A Stock Option is the right granted under the Plan to a Nonemployee Director to purchase, at such time or times and at such price or prices ("Option Price") as are determined pursuant to the Plan, the number of shares of Common Stock determined pursuant to the Plan.

            4.2 "Common Stock." A share of Common Stock means a share of authorized but unissued or reacquired Common Stock ($.01 per share par value) of the Company.

            4.3 "Fair Market Value." If the Common Stock is traded publicly, the Fair Market Value of a share of Common Stock on any date shall be the average of the representative closing bid and asked prices, as quoted by the National Association of Securities Dealers, Inc. through Nasdaq (its automated system for reporting quotes), for the date in question or, if the Common Stock is quoted on the Nasdaq National Market or is listed on a national stock exchange, the officially quoted closing price on the Nasdaq National Market or such exchange, as the case may be, on the date in question. If the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock on any date shall be determined, in good faith, by the Board or the Committee after such consultation with outside legal, accounting and other experts as the Board or the Committee may deem advisable, and the Board or the Committee shall maintain a written record of its method of determining such value.

            4.4 "Nonemployee Director." A Nonemployee Director is a director of the Company who is not also an employee of the Company.

            4.5 "Participant." A Participant is a Nonemployee Director to whom a Stock Option is granted.

            4.6 "Date of Adoption." The Date of Adoption is February 3, 1995, the date the Plan was adopted by the Board (subject to the approval of the Company's stockholders).

V.          OPTION GRANTS

            5.1 Number of Shares. On the Date of Adoption, and upon the subsequent initial election or initial appointment of a Nonemployee Director to the Board (effective as of the date such person is elected or appointed to the Board), each Nonemployee Director shall be granted stock options to purchase 7,500 shares of Common Stock (subject to adjustment pursuant to Section 6.2 hereof); provided, that no Nonemployee Director shall receive hereunder a Stock Option to purchase more than 7,500 shares of Common Stock (subject to adjustment pursuant to Section 6.2 hereof).

            5.2 Price. The purchase price per share of Common Stock for the shares to be purchased pursuant to the exercise of any Stock Option shall be 100% of the Fair Market Value of a share of Common Stock on the Date of Adoption or on the date on which the Nonemployee Director receiving the Stock Option is initially elected or initially appointed to the Board of Directors, as the case may be.

            5.3 Other Terms. Except for the limitations set forth in Sections
5.1 and 5.2, the terms and provisions of Stock Options shall be as determined from time to time by the Committee, and each Stock Option issued may contain terms and provisions different from other Stock Options granted to the same or other Stock Option recipients. Each Stock Option shall be evidenced by a written agreement ("Option Agreement") containing such terms and provisions as the Committee may determine, subject to the provisions of the Plan.

VI.         SHARES OF COMMON STOCK SUBJECT TO THE PLAN

            6.1 Maximum Number. The maximum aggregate number of shares of Common Stock that may be made subject to Stock Options shall be 75,000 authorized but unissued shares. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made subject to Stock Options.

            6.2 Capital Changes. In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (i) the number and kind of shares which thereafter may be optioned and sold under the Plan, (ii) the number and kind of shares subject to outstanding Stock Options, and (iii) the exercise price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a Participant or a person who has an outstanding Option; provided, however, that the number of shares subject to any Stock Option shall always be a whole number.

VII.        EXERCISE OF STOCK OPTIONS

            7.1 Time of Exercise. Subject to the provisions of the Plan, the Committee, in its discretion, shall determine the time when a Stock Option, or a portion of a Stock Option, shall become exercisable, and the time when a Stock Option, or a portion of a Stock Option, shall expire. Such time or times shall be set forth in the Option Agreement evidencing such Stock Option. A Stock Option shall expire, to the extent not exercised, no later than five years after the date on which it was granted. The Committee may accelerate the vesting of any Participant's Stock Option by giving written notice to the Participant. Upon receipt of such notice, the Participant and the Company shall amend the Option Agreement to reflect the new vesting schedule. The acceleration of the exercise period of a Stock Option shall not affect the expiration date of that Stock Option.

            7.2 Exchange of Outstanding Stock. The Committee, in its sole discretion, may permit a Participant to surrender to the Company shares of Common Stock previously acquired by the Participant as part or full payment for the exercise of a Stock Option. Such surrendered shares shall be valued at their Fair Market Value on the date of exercise.

            7.3 Stock Restriction Agreement. The Committee may provide that shares of Common Stock issuable upon the exercise of a Stock Option shall, under certain conditions, be subject to restrictions regarding the transfer or disposition of all or a portion of such shares, which restrictions may survive a Participant's term as a director of the Company. The acceleration of time or times at which a Stock Option becomes exercisable may be conditioned upon the Participant's agreement to such restrictions.

            7.4 Termination of Director Status Before Exercise. If a Participant's term as a director of the Company shall terminate for any reason other than the Participant's disability, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his director status for a period of ninety (90) days (but in no event beyond five years from the date of grant of the Stock Option). If the Participant's director status is terminated because the Participant is disabled within the meaning of Section 22(e)(3) of the Code, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of twelve months (but in no event beyond five years from the date of grant of the Stock Option). If the Stock Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect. If a Participant's term as a director of the Company shall terminate for any reason, the portion of such Participant's Stock Option that is not exercisable as of the date of such termination shall be forfeited and of no further force or effect.

            7.5 Disposition of Forfeited Stock Options. Any shares of Common Stock subject to Stock Options forfeited by a Participant shall not thereafter be eligible for purchase by the Participant but may be made subject to Stock Options granted to other Participants.

VIII.       NO EFFECT UPON STOCKHOLDER RIGHTS

            Nothing in this Plan shall interfere in any way with the right of the stockholders of the Company to remove the Participant from the Board pursuant to applicable state law and the Company's Certificate of Incorporation and Bylaws.

IX.         NO RIGHTS AS A STOCKHOLDER

            A Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to a Stock Option. Except as provided in
Section 6.2, no adjustment shall be made in the number of shares of Common Stock issued to a Participant, or in any other rights of the Participant upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant's Stock Option.

X.          ASSIGNABILITY

            No Stock Option granted under this Plan, nor any other rights acquired by a Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder. In the event of the Participant's death, the Stock Option may be exercised by the personal representative of the Participant's estate or, if no personal representative has been appointed, by the successor or successors in interest determined under the Participant's will or under the applicable laws of descent and distribution.

XI.         MERGER OR LIQUIDATION OF THE COMPANY

            If the Company or its stockholders enter into an agreement to dispose of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale or liquidation, or a merger or reorganization in which the Company is not the surviving corporation, all Stock Options outstanding under the Plan as of the day before the consummation of such sale, liquidation, merger or reorganization, to the extent not exercised, shall for all purposes under this Plan become exercisable in full as of such date even though the dates of exercise established pursuant to Section 7.1 have not yet occurred, unless the Board shall have prescribed other terms and conditions to the exercise of the Stock Options, or otherwise modified the Stock Options.

XII.        AMENDMENT

            The Board may from time to time alter, amend, suspend or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations with respect to Stock Options at any time outstanding under the Plan; and provided further that no such action shall, without approval of the stockholders of the Company, (i) materially increase the maximum number of shares of Common Stock that may be made subject to Stock Options (unless necessary to effect the adjustments required by Section 6.2), (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. Subject to the foregoing, the provisions of Article V of the Plan which set forth the number of shares of Common Stock for which Stock Options shall be granted, the timing of Stock Option grants and the Stock Option exercise price shall not be amended more than once every six (6) months other than to comport with changes in the Code, ERISA, or the rules thereunder.

XIII.       REGISTRATION OF OPTIONED SHARES

            The Stock Options shall not be exercised, and the Common Stock acquired upon such exercise shall not be sold, unless (i) the purchase and/or sale of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended (the "Act"), or (ii) in the opinion of counsel to the Company, the proposed purchase and/or sale of such optioned shares would be exempt from the registration requirements of the Act and from the registration or qualification requirements of applicable state securities laws, and in either case (i) or (ii) the Participant shall exercise the Stock Options and/or sell the Common Stock acquired upon such exercise only in compliance with any restrictions or conditions established by counsel to the Company.

XIV.        BROKERAGE ARRANGEMENTS

            The Committee, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon exercise of Stock Options, including, without limitation, arrangements for the simultaneous exercise of Stock Options and sale of the shares acquired upon such exercise.

XV.         NONEXCLUSIVITY OF THE PLAN

            Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to Nonemployee Directors, which the Company now has lawfully put into effect.

XVI.        EFFECTIVE DATE; TERMINATION OF PLAN

            This Plan was adopted by the Board of Directors and became effective on February 3, 1995 and was approved by the Company's shareholders on May 10, 1995. The Plan shall terminate on February 2, 2005, and no options shall granted under the Plan after such date.